SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 3, 1998

                            AVIATION SALES COMPANY
              --------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                     1-11775                    65-0665658
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(STATE OR OTHER JURISDICTION        (COMMISSION                 (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)             IDENTIFICATION NO.)

             6905 NW 25TH STREET, MIAMI, FL                        33122
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        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (305) 592-4055

                                       N/A
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)

                             Page 1 of 7 pages.

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ITEM 5. OTHER EVENTS.

      CONTRACT TO ACQUIRE TRIAD INTERNATIONAL MAINTENANCE CORPORATION ("TIMCO")

      On August 10, 1998, a wholly-owned subsidiary of Aviation Sales Company, a Delaware corporation (the Company"), Aviation Sales Maintenance, Repair & Overhaul Company, a Delaware corporation (the "Buyer"), entered into a Stock Purchase Agreement (the "Purchase Agreement") with Primark Corporation, a Michigan corporation (the "Seller") and Triad International Maintenance Corporation, a Delaware corporation and a wholly-owned subsidiary of the Seller ("TIMCO"), pursuant to which Buyer agreed to purchase from Seller all of the outstanding common stock of TIMCO. TIMCO, based in Greensboro, North Carolina, operates an FAA licensed aircraft repair station specializing in the overhaul of widebody aircraft.

      Subject to certain closing conditions, the Buyer will purchase all of the issued and outstanding common stock of TIMCO from the Seller for a purchase price of $70 million, subject to adjustments, on the closing date (the "Closing Date"). Additionally, as part of the transaction, the Buyer will agree to guaranty certain industrial revenue bond financing incurred in connection with the development of TIMCO's Greensboro operating facilities, in the approximate amount of $11 million.

      The parties have agreed to use commercially reasonable efforts to close the transactions contemplated by the Purchase Agreement on or before September 30, 1998 and have agreed to an outside Closing Date of October 15, 1998. In the event the Seller refuses to close the transactions contemplated by the Purchase Agreement (for any reason except a breach by the Buyer of its closing conditions) and the Seller thereafter either sells a substantial portion of either the capital stock or the assets of TIMCO to a third party, then in such event, Seller shall be immediately required to pay Buyer a fee in the amount of $5 million.

      The obligations of the Buyer under the Purchase Agreement are subject to the satisfaction on or before the Closing Date of certain closing conditions (the "Closing Conditions"), including among others: (i) the accuracy of Seller's representations and warranties as of the Closing Date; (ii) the receipt of certain consents and governmental approvals, including those approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the satisfaction by the Seller of certain other conditions, including: (a) TIMCO meeting certain net worth and net working capital thresholds as of the Closing Date, (b) Seller funding TIMCO with certain customer deposits as of the Closing Date, and (c) Seller providing a $1 million additional payment to TIMCO on the Closing Date; (iv) certain employees of TIMCO agreeing on or prior to the Closing Date to employment contracts on terms reasonably satisfactory to Buyer; and (v) no material adverse change shall have occurred in the financial condition, assets, business or results of operations of TIMCO between the date of the Purchase Agreement and the Closing Date. Additionally, Seller is obligated under the Purchase Agreement to obtain a release of its pledge of the outstanding shares of TIMCO to a financial institution, and if the Closing has not occurred by October 15, 1998 because the Seller has not obtained a release of its pledge of the TIMCO shares to such financial institution, and Buyer is not otherwise in material breach of the Purchase Agreement, the Seller shall be obligated to pay the Buyer the sum of $5 million.

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      The Closing Conditions do not include a financing contingency and at the present time the Company does not have sufficient funding available under its existing credit arrangements to complete the acquisition of TIMCO on the terms set forth above. The Company is presently negotiating with its lenders, and while there can be no assurance, the Company expects to be able to obtain the financing required to complete this purchase. In the event that the Closing does not occur by October 15, 1998 because the Buyer has not obtained financing sufficient to consummate the transactions contemplated by the Purchase Agreement and the Seller is not otherwise in material breach of the Purchase Agreement, the Buyer shall be obligated to pay the Seller the sum of $5 million.

      Pursuant to the terms of the Purchase Agreement, the Seller has agreed that for a period of five years following the Closing Date, the Seller and its subsidiaries will not engage, directly or indirectly, in the business of maintaining, repairing or overhauling aircraft.

      Reference is made to the press release disseminated by the Company on August 11, 1998, which press release is filed herewith as Exhibit 99 hereto. The information set forth in such release is hereby incorporated by reference.

      COMPLETION OF SENIOR SUBORDINATED NOTE EXCHANGE

      On August 3, 1998, the Company completed the exchange of $165.0 million of its fully registered Senior Subordinated Notes due 2008 (the "New Notes") for all of its previously outstanding $165.0 million of Senior Subordinated Notes due 2008 (the "Old Notes"), which Old Notes had been sold in February 1998 in a transaction exempt from registration under the Securities Act of 1933 pursuant to Rule 144A. The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights, and except that the holders of the Old Notes were entitled to receive liquidated damages under certain circumstances (and the holders of the New Notes are not entitled to receive such damages). For a full description of the New Notes and the terms of the Exchange, see the Company's Prospectus, dated June 23, 1998, which is part of the Company's Registration Statement on Form S-4 (file number 333-48669).

ITEM 7. EXHIBITS.

      (a)   Exhibits.


EXHIBIT NO.          DESCRIPTION
-----------          -----------

    99               Press Release dated August 11, 1998.

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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 26, 1998                       AVIATION SALES COMPANY

                                 By:  /s/ DALE S. BAKER
                                      ------------------------------------------
                                      Dale S. Baker, Chairman, President and CEO

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                                 EXHIBIT INDEX

EXHIBIT     DESCRIPTION
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  99        Press Release dated August 11, 1998